Exhibit 99.1

Echo Global Logistics Reports Third Quarter 2013 Results

CHICAGO, October 24, 2013 — Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter ended September 30, 2013.

For the third quarter of 2013, Echo reported record total revenue of $234.8 million, record non-GAAP net income of $4.4 million and non-GAAP fully diluted EPS of $0.19.

“Echo posted another quarter of double digit growth in revenue and earnings,” commented Doug Waggoner, Chief Executive Officer of Echo.  “Despite a difficult pricing environment, the consistent execution of our strategy is delivering profitability increases to our bottom line.”

Waggoner added, “Our third quarter results are driven by the continued organic growth in our business.  Enterprise revenue increased by 18%, while our revenue per transactional sales representative increased by over 23%.  This increased productivity of our sales organization is having a strong impact on our ability to improve operating margins.”

Third Quarter Highlights

•                  Total revenue increased 21.8% to $234.8 million from the third quarter of 2012.

•                  Non-GAAP operating income increased 12.4% to $7.1 million from the third quarter of 2012.*

•                  Non-GAAP operating margin was 17.6%, up 141 basis points from the second quarter of 2013 and 24 basis points from the third quarter of 2012.*

•                  Non-GAAP net income increased 15.0% to $4.4 million from the third quarter of 2012.*

•                  Non-GAAP fully diluted EPS was $0.19, increasing 12.2% from the third quarter of 2012.*

* All non-GAAP financial measures exclude the effects of changes in contingent consideration payable and loss associated with the Shipper Direct acquisition. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended September 30,
	2013	2012	% change
Amounts in 000,000s, except per share data	(unaudited)
Revenue:
Transactional	$163.7	$132.5	23.5%
Enterprise	$71.1	$60.2	18.1%
Total Revenue	234.8	192.7	21.8%

Net revenue	40.6	36.6	10.9%

Operating expenses
Commissions	10.2	10.4	-2.2%
Selling, general and administrative	20.6	17.5	17.3%
Depreciation and amortization	2.7	2.3	17.5%
Total operating expenses (1)	33.5	30.2	10.6%

Non-GAAP Operating income (1)	7.1	6.4	12.4%

Other expense	0.0	0.2	-38.2%
Non-GAAP Income before taxes (1)	7.1	6.2	13.4%

Income taxes (1)	2.7	2.4	11.0%

Non-GAAP net income (2)	4.4	3.8	15.0%

Non-GAAP Fully Diluted EPS (2)	$0.19	$0.17	12.2%
Diluted shares	23.5	22.9

Reconciliation to GAAP Operating Income, Operating Margin, Net income and Fully Diluted EPS
Non-GAAP Operating Income (1)	7.1	6.4	12.4%
Change in contingent consideration payable	(0.0)	(0.0)	1384.0%
Loss associated with Shipper Direct acquisition	—	(2.5)	100.0%
Operating Income	7.1	3.9	84.3%

Non-GAAP Operating Margin (1)	17.6%	17.4%	24	bps
Effect of change in contingent consideration payable and loss associated with Shipper Direct acquisition	-0.1%	-6.9%	674	bps
Operating Margin (% of Net Revenue)	17.5%	10.5%	698	bps

Non-GAAP Net Income (2)	4.4	3.8	15.0%
Change in contingent consideration payable and loss associated with Shipper Direct acquisition, net of tax effect	(0.0)	(1.5)	98.7%
Net Income	4.4	2.3	90.8%

Non-GAAP Fully Diluted EPS (2)	$0.19	$0.17	12.2%
Change in contingent consideration payable and loss associated with Shipper Direct acquisition, net of tax effect	(0.00)	(0.07)	98.8%
Fully diluted EPS	$0.19	$0.10	86.2%

Operating Metrics
Net revenue margin	17.3%	19.0%	(170	) bps
Non-GAAP Operating margin (% of net revenue) (1)	17.6%	17.4%	24	bps
Shipment volume	480,201	427,147	12.4%
Total employees	1,281	1,286	-0.4%
Sales employees and agents	820	843	-2.7%
Less Than Truckload (LTL) Revenue %	40.8%	45.7%	(492	) bps
Truckload (TL) Revenue %	46.0%	44.7%	135	bps
Intermodal Revenue %	6.8%	3.1%	366	bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable and loss associated with Shipper Direct acquisition.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable and loss associated with Shipper Direct acquisition.

Business Outlook

“Based on the current pricing environment and economic conditions, we anticipate our fourth quarter revenue to be in the range of $230 to $240 million and non-GAAP fully diluted EPS between $0.17 and $0.19, excluding the effects of certain separation costs associated with changes in senior management,” stated Kyle Sauers, Chief Financial Officer of Echo.

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on October 24, 2013 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, Dave Menzel, Chief Operating Officer, and Kyle Sauers, Chief Financial Officer will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and reference the “Echo Global Logistics” call.  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to these Non-GAAP financial measures to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable and the loss associated with the Shipper Direct acquisition.  We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
REVENUE	$234,842,526	$192,737,761	$662,870,833	$546,537,567

COSTS AND EXPENSES
Transportation costs	194,259,277	156,145,239	544,176,331	442,475,163
Selling, general, and administrative expenses	30,810,112	30,468,339	92,097,832	82,815,184
Depreciation and amortization	2,660,755	2,264,608	7,868,534	6,480,261
INCOME FROM OPERATIONS	7,112,382	3,859,575	18,728,136	14,766,959
OTHER EXPENSE	(75,328)	(121,857)	(276,274)	(359,831)
INCOME BEFORE PROVISION FOR INCOME TAXES	7,037,054	3,737,718	18,451,862	14,407,128
INCOME TAX EXPENSE	(2,674,729)	(1,451,412)	(6,990,288)	(5,406,198)
NET INCOME	$4,362,325	$2,286,306	$11,461,574	$9,000,930

Basic net income per share	$0.19	$0.10	$0.50	$0.40
Diluted net income per share	$0.19	$0.10	$0.49	$0.39

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2013	2012
	(Unaudited)
Cash and cash equivalents	$53,340,621	$41,780,984
Accounts receivable, net of allowance for doubtful accounts	114,819,705	96,623,553
Prepaid expenses	233,708	2,491,955
Other current assets	1,407,913	843,009
Total long term assets	78,460,524	77,743,563
Total assets	$248,262,471	$219,483,064

Accounts payable – trade	$71,762,231	$58,889,437
Current maturities of capital lease obligations	—	24,086
Other current liabilites	12,892,470	12,074,645
Deferred income taxes	3,260,118	1,915,847
Long term liabilities	4,535,490	5,593,639
Stockholders’ equity	155,812,162	140,985,410
Total liabilities and stockholders’ equity	$248,262,471	$219,483,064

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)
Net cash provided by operating activities	$21,742,005	$13,045,705

Net cash used in investing activities	(8,897,053)	(10,435,299)

Net cash used in financing activities	(1,285,315)	(1,450,082)

Increase in cash and cash equivalents	11,559,637	1,160,324
Cash and cash equivalents, beginning of period	41,780,984	47,007,309
Cash and cash equivalents, end of period	$53,340,621	$48,167,633

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services.  Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of over 24,000 transportation providers to serve its clients’ transportation and supply chain management needs. Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

Echo: Earnings

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415-9324

###